 Exhibit 3.1

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “C2I SOLUTIONS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 1997, AT 3 O'CLOCK P.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

2803312 8100	AUTHENTIFICATION: 5054601

060863428	DATE: 09-20-06

CERTIFICATE OF INCORPORATION OF
C2i SOLUTIONS, INC.

The undersigned, for purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby execute this Certificate of incorporation and does hereby certify as follows:

FIRST:	"The name of the Corporation is C2i Solutions, Inc. (hereinafter sometimes referred to as the "Corporation").

SECOND:
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, and the name of the registered agent therein and in charge thereof, upon whom process against the Corporation may be served is The Corporation Trust Company.

THIRD:	The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:

A.         Classes of Stock. The Corporation is authorized to issue two classes of shares to be designated respectively "Preferred Stock" and "Common Stock." The total number of shares of Common Stock authorized is ten million (10,000,000), each with the par value of $0.001 per share, and the total number of shares of Preferred Stock authorized is one million (1,000,000) each with, the par value of $0.001 per share.

B.         Preferred Stock. The Preferred Stock may be issued in from time to time in one or more series. The Board of Directors of this corporation is authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon wholly unissued series of Preferred Stock, and the number of shares constituting any such Series and the designation thereof, or any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series of Preferred Stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:
The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1

A.
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.	The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C.
On and after the closing date of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering (the "IPO"), any action required or permitted to betaken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to such sale, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would he necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

D.
Special meetings of stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption) or (2) by the holders of not less than ten percent (10%) of all of the shares entitled to cast votes at the meeting.

SIXTH:

A.
The number of directors shall initially be set at four (4) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders held for that purpose.

2

B.
Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.
Any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders as provided in Article SIXTH, Section A above. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

SEVENTH:
The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

3

EIGHTH:
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages  for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transactions from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH:
The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed fay the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

TENTH:	The incorporator of the corporation is Douglas J. Rein, whose mailing address is 4365 Executive Drive, Suite 1600, San Diego, CA 92121-2189.

The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed on this 30th day of September, 1997.

/s/ Douglas J. Rein
Incorporator

4

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF "C2I SOLUTIONS, INC.", FILED IN THIS OFFICE ON THE EIGHTH DAY OF MAY, A.D. 1998, AT 2 O'CLOCK P.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

2803312 8100	AUTHENTIFICATION: 5054602

060863428	DATE: 09-20-06

CERTIFICATE OF CORRECTION FILED TO CORRECT
A CERTAIN ERROR IN THE CERTIFICATE OF INCORPORATION
OF C2i SOLUTIONS, INC.
FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE
ON SEPTEMBER 30,1997.

C2i Solutions, Inc., a corporation organized and existing under and by the virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.         The name of the corporation is C2i Solutions, Inc.

2.         That a Certificate of Incorporation was filed by the Secretary of State of Delaware on September 30, 1997 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.         The inaccuracy or defect of said Certificate to be corrected is as follows: The Certificate inaccurately stated that the number of directors was initially set at four (4) and omitted that the directors were divided into three classes.

4.	Article SIXTH, Section A, of the Certificate is corrected to read as follows:

The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). The directors shall be divided into there classes with the term of office of the first class to expire at the annual meeting of the stockholders held in 1998; the term of office of the second class to expire at the meeting of the stockholders held in 1999; the term of office of the third class to expire at the annual meeting of the stockholders held in 2000; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. Subject to the rights of the holders of any series of Preferred Stock then outstanding, a vacancy resulting from the removal of a director by the stockholders as provided in Article SIXTH, Section C below may be filled at a special meeting of the stockholders for that purpose.

IN WITNESS WHEREOF, said C2i Solutions, Inc. has caused this Certificate to be signed by Diane E. Hessler, its Vice President, Finance, Chief Financial Officer and Secretary, this 8th day of May, 1998.

C2i SOLUTIONS, INC.

By:	/s/ Diane E. Hessler
Diane E. Hessler, Vice President, Finance,
Chief Financial Officer and Secretary

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP OF "C2I SOLUTIONS, INC.", CHANGING ITS NAME FROM "C2I SOLUTIONS, INC." TO "GLOBALDIGITALCOMMERCE.COM, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 1999, AT 2 O'CLOCK P.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

2803312 8100	AUTHENTIFICATION: 5054603

060863428	DATE: 09-20-06

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

GLOBALDIGITALCOMMERCE.COM, INC.

INTO

C2i SOLUTIONS, INC.

C2i Solutions, Inc., a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 30th day of September, 1997, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding shares of stock of GlobalDigitalCommerce.com, Inc. a corporation incorporated on the 2nd day of August, 1999, pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation filed with the minutes of the Board the following resolutions duly adopted by its Board of Directors at a meeting held on December 21, 1999:

RESOLVED, that C2i Solutions, Inc. merge, and it hereby does merge itself into said GlobalDigitalCommerce.com, Inc. and assumes all of its obligations; and

FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of Delaware.

FURTHER RESOLVED, that proper officer is this corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said GlobalDigitalCommerce.com, Inc. and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger, and

FURTHER RESOLVED, that this corporation change its corporate name by changing Article FIRST of the Certificate of Incorporation of this corporation to read as follows:

DEC 22 '99 10:49 AM GRAY CARY	P.3

FIRST:	The name of the corporation is GlobalDigitalCommerce.com, Inc. (hereinafter sometimes referred to as the "Corporation").

IN WITNESS WHEREOF, said C2i Solutions, Inc. has caused this Certificate to be signed by John Anthony Whalen, Jr., its President and Chief Executive Officer, this 2lst day of December 1999.

C2i Solutions, Inc.

By:	/s/ John Anthony Whalen
John Anthony Whalen, Jr.
President & Chief Executive Officer

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GLOBALDIGITALCOMMERCE.COM,  INC." FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 2000, AT 4:30 O'CLOCK P.M.

		/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

2803312 8100	[INSERT SEAL1.JPG HERE]	AUTHENTICATION:	5054604
060863428		DATE:	09-20-06

STATE OF DELAWARE
SECRETARY OF STATE
FILED 04:30 PM 08/31/2000
001444675 - 2803312

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
GLOBALDIGITALCOMMERCE.COM, INC.

GlobalDigitalCommerce.com, Inc., a corporation duly organized, and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

I.         The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242, and has been consented to by the stockholders at a meeting called in accordance with Section 222, of the General Corporation Law of the State of Delaware.

II.        The paragraph A of Article FOURTH of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

Classes of Stock. The Corporation is authorized to issue two classes of shares, to be designated respectively "Preferred Stock" and "Common Stock". The total number of shares of Common Stock authorized is eighty million (80,000,000), each with a par value $0.001 per share, and the total number of shares of Preferred Stock authorized is ten million (10,000,000), each with a par value $0.001 per share.

IN WITNESS WHEREOF, GlobalDigitalCommerce.com, Inc., has caused this Certificate to be executed by John Anthony Whalen, Jr. and Richard Middelberg, its duly authorized officers, on this Thirtieth day of August, 2000.

/s/ John Anthony Whalen, Jr.
John Anthony Whalen, Jr.
President

ATTEST:

/s/ Richard Middelberg
Secretary

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “GLOBALDIGITALCOMMERCE.COM, INC.”,CHANGING ITS NAME FROM “GLOBALDIGITALCOMMERCE.COM, INC.” TO “DREAMFIELD HOLDINGS INC.” FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2002, AT 9 O'CLOCK A.M.

/s/ Harriet Smith Windsor
Harriet Smith-Windsor

2803312 8100	AUTHENTICATION: 5054607

060863428	DATE: 09-20-06

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/24/2002
020657864 – 280(illegible)

MEETING OF THE BOARD OF DIRECTORS
GLOBALDIGITALCOMMERCE.COM, INC.

A meeting of the Board of Directors of GlobalDigitalCommerce.Com, Inc, was held on October 15, 2002 at 10 am EST. Present at the meeting was Joseph Meuse; Mr. Meuse is the sole director and officer of the Company and acted as the Chairman and Secretary for the meeting.

WHEREAS, the Company has had limited operating funds and no operations; and

WHEREAS, whereas the Company has been presented with a plan from Josh Weinfeld; and

WHEREAS, the Company requires full time management which it does not currently have; and

WHERAS, Josh Weinfeld has offered to serve as a full time employee of the Company; therefore

RESOLVED: That the Company appoints Josh Weinfeld to the Board of the Company, effective immediately.

I, Joseph Meuse, Board member of the corporation, hereby certify that the above resolutions were adopted by the Board of Directors of the corporation, at a duly constituted meeting in which a full quorum was present, and that said resolutions remain in full force and effect and have not been rescinded.

Dated: October 15, 2002

/s/ Joseph Meuse
JOSEPH MEUSE

STATE of DELAWARE
CERTIFICATE of AMENDMENT
CERTIFICATE of INCORPORATION

—
First: That at a meeting of the Board of Directors of GLOBALDIGITALCOMMUNICATIONS.COM, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows: Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof (illegible) "1 & 4" so that, as amended, said Article shall be read as follows:

“The name of the Corporation shall be changed to : DREAMFIELD HOLDINGS Inc. Article FOURTH shall be amended to read that the Corporation shall be authorized to issue 300,000,000 shares of Common Stock @ $.001
—
Second: That thereafter, pursuant to resolutions of its Board of Directors, a special meeting of the stockholders of said compensation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares were voted in favor of the amendment.

—	Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
—	Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:	/s/ Josh Weinfeld
(Authorized Officer)
NAME:	JOSH WEINFELD
(Type or Print)

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “DREAMFIELD HOLDINGS INC.”, TO “RIVERSIDE ENTERTAINMENT INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MAY, A.D. 2004, AT 2:42 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State

2803312 8100	AUTHENTICATION:	5054609

060863428	DATE:	09-20-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:41 PM 05/18/2004
FILED 02:42 PM 05/18/2004
SEV 040365444 – 2803312 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

Dreamfield Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
DOES HERBY CERTIFY:
FIRST: That at a meeting of the Board of Directors of Dreamfield Holdings Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "One" so that, as amended, said Article shall be and read as follows: Riverside Entertainment Inc.
SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
FORTH: That the capital of said corporation shall not be reduces under or by reason of said amendment.
IN WITNESS WHEREOF, said Dreamfield Holding Inc., has caused this certificate to be signed by Mare Moscovitz, an Authorized Officer, this 17th day of May, 2004.

By:	/s/ Mare Moscovitz
Title:	CEO
Name:	Mare Moscovitz

Delaware	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "RIVERSIDE ENTERTAINMENT INC.", CHANGING ITS NAME FROM "RIVERSIDE ENTERTAINMENT INC" TO "AXIS TECHNOLOGIES GROUP, INC.", FILED IN THIS OFFICE ON THE NINETEENTH DAY OF SEPTEMBER, A.D. 2006, AT 3:29 O,CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Harriet Smith Windsor
Harriet Smith Windsor

2803312 8100	AUTHENTICATION: 5054600

060863428	DATE: 09-20-06

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of RIVERSIDE ENTERTAINMENT, INC., Resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporations, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The Resolutions setting forth the proposed amendment are as follows:

RESOLVED, that the certificates of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows: "The name of this Corporation is AXIS TECHNOLOGIES GROUP, INC."

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be said and read as follows:

"Capital Structure

4.1           Aggregate Shares, Classes and Series. The aggregate number of shares of capital stock which the Corporation shall have authority to (illegible) shall be unchanged with five hundred million (500,000,000) shares of stock designated "Common Stock", par value $0.001 per share.

All shares of any (illegible) series shall be alike in every particular. In establishing a series, the Board of directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series. Shares of Common Stock shall, in any case, have unlimited voting rights and unfettered rights to receive the net assets of the Corporation upon dissolution, regardless of series designations, which rights may nonetheless be shared with other classes of stock.

4.2           Consideration for Shares. Each share of stock, when issued, shall be fully paid and non-assessable. The shares of the Corporation shall be issued for such consideration expressed in dollars as shall be fixed from time to time by the Board of Directors of the Corporation. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. The judgment of the Board of Directors as to the value of and property or services received shall, in the absence of fraud or bad faith, be (illegible) upon all persons.

Riverside Entertainment, Inc.
Certificate of Amendment

4.3           Reverse Split of the Company's Issued and Outstanding Common Stock. The issued and outstanding Common Stock of the Corporation shall be reverse split on a basis of 1 new, reverse split share in exchange for each 1,000 shares of currently issued and outstanding Common Stock, payable, on a pro rata basis, to all shareholders of record on the effective date of the Certificate of Amendment to the Certificate of Incorporation, or such later or other date as required by the NASDAQ Stock Market, which may determine the effective date and implementation of the reverse split of the Corporation's Common Stock. Thus, on the effective date, each shareholder of record of the Corporation's Common Stock, shall have their total number of shares divided by the denominator of 1,000, giving a post-split number of shares held of record by the shareholder, subject to adjustment upwards for all fractional shares. All fractional shares resulting from the reverse split shall be rounded up to the next whole share. This reverse split of the Common Stock shall not alter, affect or otherwise change the stated par value of the Common Stock, the authorized capital, or any other preferences, rights and restrictions thereof.

4.4           Effective Date for Reverse Split. The Effective Date for the reverse split shall be set as the open of trading, MONDAY, OCTOBER 2nd, 2006."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporations was only called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Deliverance at which meeting the necessary number of shares as required by statute were voted in favor of amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 18th day of September A.D. 2006.

By: /s/ Jeffrey B. Loth
Authorized Officer

Name: Jeffrey B. Loth

Title: Director and Corporate Secretary

Riverside Entertainment, Inc
Certificate of Amendment